Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.

Melville, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2016, relating to the consolidated financial statements, the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, and schedule of Henry Schein, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 26, 2015.

/s/ BDO USA, LLP

New York, NY

August 8, 2016